REMARKETING AGREEMENT


         REMARKETING AGREEMENT, dated as of October 28, 1999 (this "Remarketing Agreement" or this "Agreement"), by and between Carolina Power & Light Company (the "Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch").

         WHEREAS, the Company proposed to issue $500,000,000 aggregate principal amount of Extendible Notes due 2009 (the "Notes"), such Notes to be issued under an Indenture (for Debt Securities) dated as of October 28, 1999, as further amended or supplemented from time to time (the "Indenture"), by and between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"); and

         WHEREAS, the Notes are being initially offered to the public through Merrill Lynch through a prospectus dated January 7, 1999 (including any documents incorporated by reference therein, the "Prospectus") and a prospectus supplement dated October 25, 1999, the "Prospectus Supplement"); and

         WHEREAS, the Company has requested that Merrill Lynch as Rate Agent and as Remarketing Agent (as each term is defined in Section 2(a) hereof) in connection with the Notes and as such to perform the services described herein; and

         WHEREAS, Merrill Lynch is willing to act as Rate Agent and as Remarketing Agent in connection with the Notes and as such to perform such duties on the terms and conditions expressly set forth herein.

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings assigned to them in the Notes, the Prospectus and/or the Prospectus Supplement or, if not defined therein, in the Indenture relating to the Notes.

         2. Appointment and Obligations of Merrill Lynch. (a) The Company hereby appoints Merrill Lynch, and Merrill Lynch hereby accepts such appointment, (i) as the rate agent (the "Rate Agent") of the Company for the Notes for the purpose of determining the yield to maturity on the applicable United States Treasury security that is used in connection with the determination of the applicable Fixed Rate, and the ensuing applicable Fixed Rate and (ii) as the exclusive remarketing agent (the "Remarketing Agent") for the purpose of (x) recommending the Spread for each Subsequent Period that, in the opinion of the Remarketing Agent, will enable it to remarket, for delivery on the Remarketing Reset Date, tendered Notes at 100% of the principal amount thereof, (y) if the Company and the Remarketing Agent agree on the Spread referred to in


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(x) above, entering into a remarketing agency agreement (each, a "Remarketing
Agency Agreement") with the Company, substantially in the form attached hereto as Exhibit A, pursuant to which the Remarketing Agent will attempt, on a reasonable efforts basis, to remarket the Notes tendered by the beneficial owners thereof (the "Beneficial Owners") at a price equal to 100% of the aggregate principal amount so tendered (each such attempted and/or completed remarketing being hereinafter referred to as a "Remarketing"), and (z) performing such other duties as are assigned to the Remarketing Agent in the Notes and/or the Indenture and/or the applicable Remarketing Agency Agreement, in each case subject to the conditions set forth herein and therein. The Remarketing Agent shall also have the option, but not the obligation, to purchase any tendered Notes at a price equal to 100% of the principal amount thereof.

         The Rate Agency hereby agrees to determine the yield to maturity on the applicable United States Treasury security that is used in connection with the determination of the applicable Fixed Rate, and the ensuing applicable Fixed Rate, in accordance with this Section 2(c). If the Notes are to be reset to the Fixed Rate Mode, as agreed to by the Company and the Remarketing Agent on a Duration/Mode Determination Date, then the applicable Fixed Rate for the corresponding Subsequent Spread Period will be determined by 4:00 p.m., New York City time, on the third Business Day prior to the Remarketing Reset Date for the Subsequent Spread Period (the "Fixed Rate Determination Date"). The Fixed Rate will be a per annum rate and will be determined by adding (i) the applicable Spread (as determined by the Remarketing Agent and agreed to by the Company on the preceding Spread Determination Date) to (ii) the yield to maturity determined by 4:00 p.m., New York City time, on the Fixed Rate Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable and applied on a daily basis) of the applicable United States Treasury security, selected by the Rate Agent after consultation with the Remarketing Agent, as having a maturity comparable to the duration selected for the following Subsequent Spread Period, which would be used in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the duration selected for the following Subsequent Spread Period.

         3. Fees and Expenses. The obligations of the Company to pay to the Remarketing Agent on each Remarketing Reset Date the fees set forth in the applicable Remarketing Agency Agreement shall survive the termination of this Agreement and remain in full force and effect until all such payments shall have been made in full. The Company will pay all expenses incurred in connection with the transactions contemplated by this Agreement, including reasonable expenses of the Remarketing Agent, in connection with the Remarketing Agency Agreement, including: (a) the preparation, filing, printing and delivery of the registration statement and the prospectus, if any, and any amendments or supplements thereto and any Remarketing Memorandum (as defined in the Remarketing Agency Agreement) in connection with the Remarketing of the Notes;
(b) the preparation and delivery of this Agreement, the Remarketing Agency Agreement, the Calculation Agency Agreement, the Indenture and such other documents as may be required in connection with the Remarketing of the Notes;
(c) the fees and disbursements of the Company's accountants, counsel and other advisors or agents (including any calculation agent) and of the reasonable fees and required disbursements of the Trustee; and (d) the reasonable fees charged by nationally recognized statistical rating organizations for the rating of the Notes. The Company will not pay any transfer or other taxes in connection with the Remarketing of the Notes.

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         4. Removal of the Rate Agent and Remarketing Agent. With respect to any
Subsequent Spread Period, the Company may, in its absolute discretion, remove the Rate Agent and Remarketing Agent by giving notice to the Rate Agent and Remarketing Agent prior to 12:00 Noon, New York City time, on the Duration/Mode Determination Date applicable thereto, such removal to be effective upon the Company's appointment of a successor Rate Agent and Remarketing Agent. In such case, the Company will use its reasonable efforts to appoint a successor Rate Agent and Remarketing Agent and enter into such a remarketing agreement with such persons as soon as reasonably practicable.

         5. Dealing in the Notes. Subject to its compliance with applicable laws and regulations, Merrill Lynch, when acting as a Rate Agent and Remarketing Agent or in its individual or any other capacity, may buy, sell, hold and deal in any of the Notes. Merrill Lynch may exercise any vote or join in any action which any beneficial owner of the Notes may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. Merrill Lynch, in its individual capacity, either as principal agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

         6. Current Prospectus. If either Merrill Lynch or the Company determines, based upon advice of counsel, that applicable law, regulations or interpretations of the Securities and Exchange Commission (the "Commission") make it necessary or advisable to file a new registration statement with the Commission and/or deliver a current prospectus and/or prospectus supplement in connection with a Remarketing, the Company shall file such new registration statement with the Commission, in a form reasonably acceptable to Merrill Lynch and its counsel (unless such registration statement is in the form of a shelf registration statement on Form S-3) and furnish such current prospectus, in a form reasonably acceptable to Merrill Lynch and its counsel, to be used by the Remarketing Agent in such Remarketing, as applicable. Any registration statement, prospectus or prospectus supplement contemplated by this Section 6 and any Remarketing Memorandum contemplated by the Remarketing Agency Agreement shall be deemed to include all documents incorporated by reference therein.

         7. Representations and Warranties of the Company. (a) The Company represents and warrants to Merrill Lynch as of the date hereof, and as of each Remarketing Reset Date, as follows:

                  (i) The Company has made all filings with the Commission that it is required to make under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder (the "1934 Act Regulations"), commencing with the Company's most recent Annual Report on Form 10-K (collectively, the "1934 Act Documents"). Each 1934 Act Document complies in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and each 1934 Act Document did not, at the time of filing with the Commission, and will not, as of each Remarketing Reset Date, as modified or superseded by any subsequently filed 1934 Act Document on or prior to such

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Remarketing Reset Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (ii) Any prospectus and any Remarketing Memorandum relating to the Notes and any amendments and supplements thereto do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (iii) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of the Company to be fulfilled have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its charter (the "Charter"), by-laws and applicable law.

                      (iv) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Charter, the Company's by-laws, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or to which the party will be a party at the Remarketing Reset Date, or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

                      (v) The Notes conform in all material respects to the description contained in the prospectus or Remarketing Memorandum relating to the Notes.

                      (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power and authority to own, lease and operate its properties and to conduct its business as contemplated under this Remarketing Agreement, the Remarketing Agency Agreement and the other agreements to which it is a party, and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the business, property, financial condition, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                      (vii) Each of the Company's significant subsidiaries, if any (as defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the 1934 Act Documents, and to enter into and perform its obligations under any agreements to which it is a party, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required

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

whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the business, property, financial condition, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or any of its subsidiaries and referred to in the 1934 Act Documents.

                    (viii) The Indenture (A) has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditor's rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States); and (B) conforms in all material respects to the description thereof in the prospectus or Remarketing Memorandum relating to the Notes.

                    (ix) The Notes have been duly authorized by the Company and constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transferor or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States). Each registered holder of Notes is entitled to the benefits of the Indenture. The Notes rank and will rank on a parity with all unsecured and unsubordinated indebtedness of the Company that is outstanding on the date hereof and on each Remarketing Reset Date as contemplated in this Remarketing Agreement or that may be incurred thereafter.

                    (x) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                    (xi) Except as described in or contemplated by the prospectus or Remarketing Memorandum relating to the Notes, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or properties which are likely in the aggregate, to result in any material adverse change in the business, property, financial condition , earnings, business affairs, or business prospects of the Company and its subsidiaries considered as a whole or which are likely in the aggregate to materially and adversely affect the consummation of this Remarketing Agreement, the Calculation Agency Agreement, the Remarketing Agency Agreement, the Indenture, the Notes or the transactions contemplated herein or therein.

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

                    (xii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the remarketing of the Notes hereunder or the consummation of the transactions herein contemplated or for the performance of the Indenture by the Company, except such as have been already obtained.

                   (xiii) The accountants who certified the financial statements, financial statement schedules and historical summaries of revenue and certain operating expenses for the properties related thereto included or incorporated by reference in the 1934 Act Documents are independent public accounts as required by the 1933 Act, and the rules and regulations thereunder (the "1933 Act Regulations").

                      (xiv) The historical financial statements included or incorporated by reference in the 1934 Act Documents present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as may otherwise be stated in the 1934 Act Documents, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the financial statement schedules and other financial information and data included or incorporated by reference in the 1934 Act Documents present fairly the information required to be stated therein.

                      (xv) The historical summaries of revenue and certain operating expenses included or incorporated by reference in the 1934 Act Documents, if any, present fairly the revenue and those operating expenses included in such summaries for the periods specified in conformity with generally accepted accounting principles; the pro forma condensed consolidated financial statements included or incorporated by reference in the 1934 Act Documents, if any, present fairly the pro forma financial position of the Company and its consolidated subsidiaries as of the dates indicated and the pro forma results of their operations for the periods specified; and the pro forma condensed consolidated financial statements, if any, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, the assumptions set forth in the notes thereto, such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

                    (xvi) Since the respective dates as of which information is given in the 1934 Act Documents, except as may otherwise be stated therein or contemplated thereby, (A) there has been no material adverse change in the business, property, financial condition, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have been no transactions or acquisitions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

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                   (xvii) The Company has full corporate power and authority to enter into this Remarketing Agreement and the Remarketing Agency Agreement, and this Remarketing Agreement has been duly authorized, executed and delivered by the Company.

                (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Remarketing Agent in connection with any Remarketing of the Notes shall be deemed a representation and warranty by the Company to the Remarketing Agent as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Remarketing Reset Date subsequent thereto.

                (c) References in the foregoing representations and warranties to the 1934 Act Documents shall be deemed to refer to the registration statement and prospectus, if any, in each case including the documents incorporated by reference therein, if any of such documents are required pursuant to Section 6 hereof.

         8. Conditions to the Remarketing Agent's Obligations.

         The obligations of the Remarketing Agent to purchase and remarket the Notes shall be subject to (a) the terms and conditions of the applicable Remarketing Agency Agreement, (b) the due performance in all material respects by the Company of its obligations and agreements as set forth in this Remarketing Agreement and the accuracy of the representations and warranties in this Remarketing Agreement and any certificate, delivered pursuant hereto, and
(c) the further condition that none of the following events shall exist at any time during which the Remarketing Agent would otherwise be obligated to take any action under this Remarketing Agreement:

                  (1) all of the Notes for which the Remarketing Agent is responsible hereunder shall have been called for redemption or tendered for repurchase by the Company; or

                  (2) without the prior written consent of the Remarketing Agent, the Indenture or the Notes shall have been amended in any manner, or otherwise contain any provisions not contained therein as of the date hereof that in either case in the reasonable opinion of the Remarketing Agent materially changes the nature of the Notes or the remarketing procedures (it being understood that notwithstanding the previsions of this clause (2) the Company shall not be prohibited from amending such documents); or

                  (3) if a prospectus and/or registration statement under the 1933 Act are required pursuant to Section 6, the Company shall fail to provide, prior to the third Business Day preceding the applicable Remarketing Reset Date, either or both to the Remarketing Agent; or

                  (4) there shall have been any downgrading or any notice of any intended or potential downgrading in the rating accorded the Company's securities by any "nationally recognized statistical rating organization" as that term is defined by the Commission for the purposes of Securities Act Rule 436(g)(2),or

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                  any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Company's other outstanding debt.

         9. Indemnification. (a) The Company agrees to indemnify and hold harmless the Remarketing Agent and each person, if any, who controls the Remarketing Agent within the meaning of Section 20 of the 1934 Act and any director, officer, employee or affiliate thereof as follows:

                      (i) against any and all loss, liability, claim, damage incurred by them (as and when incurred), arising out of (A) the failure to have an effective registration statement under the 1933 Act, relating to the Notes, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Company failed to provide the Remarketing Agent with a prospectus for delivery, or (B) any untrue statement or alleged untrue statement of a material fact contained in the 1934 Act Documents, the registration statement and prospectus, if any are required pursuant to Section 6 of this Agreement, or the Remarketing Memorandum if any, or any amendment thereto (including in each case any documents incorporated by reference therein), or (C) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (D) any violation by the Company of, or any failure by the Company to perform any of its obligation under, this Agreement or (E) the acts or emissions of the Rate Agent in connection with its duties and obligations hereunder except those that are finally judicially determined to be due to its gross negligence or willful misconduct;

                      (ii) against any and all loss, liability, claim, damage incurred by them (as and when incurred), to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon, any of items (A) through (E) of clause (i) above; provided that (subject to Section 9(d) hereof) any such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

                      (iii) against any legal or other expenses (including reasonable counsel fees), reasonably incurred by them (as and when incurred), in investigating preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon, any of items
(A) through (E) of clause (i) above to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use in the Remarketing Memorandum, registration statement or prospectus (or any amendment or supplement thereto), if applicable.

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                (b) The Remarketing Agent agrees to indemnify and hold harmless the Company, its officers and directors, and each person , if any who controls the Company within the meaning of Section 20 of the 1934 Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or under any other statute or common law, and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them (when and as incurred) in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, but only insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon untrue statements or omissions, or alleged untrue statements or omissions, made in the Remarketing Memorandum, registration statement or prospectus (or any amendment or supplement thereto), if applicable, in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use in such Remarketing Memorandum or registration statement (or any amendment thereto).

                (c) Each indemnified party shall promptly give written notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder. The Company and the Remarketing Agent agree that the notification required by the preceding sentence shall be a material term of this Agreement. The omission so to notify the indemnifying party or parties of any such action shall relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party on account of any indemnity agreement contained herein if such indemnifying party or parties were materially prejudiced by such omission but shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such indemnifying parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them, as such expenses are incurred; provided, however, if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and counsel for the indemnified party shall have the right to select separate counsel, satisfactory to the indemnifying party in its reasonable judgment, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties to such action in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an

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unconditional release of each indemnified party from all liability arising out of such litigation, investigation proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in (a)-(d) of this
Section 9 is for any reason held to be unenforceable under applicable law by the indemnified parties in connection with any Remarketing, the Company, on the one hand, and the Remarketing Agent, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Remarketing Agent, as incurred, in such proportions as shall be appropriate to reflect the relative fault of each party; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Remarketing Agent within the meaning of Section 20 of the 1934 Act shall have the same rights to contribution as the Remarketing Agent, and each director, officer of the Company, and each person, if any, who controls the Company within the meaning of Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                (e) The indemnity and contribution agreements contained in this
Section 9 shall remain operative and in full force and effects regardless of any investigation made by or on behalf of the Remarketing Agent, and shall survive the termination or cancellation of this Agreement and the remarketing of any Notes hereunder.

         10. Termination of this Remarketing Agreement.

         Subject to Section 3 hereof relating to the payment of fees and expenses, this Agreement (i) shall terminate as to the Rate Agent on the effective date of the removal of such Rate Agent pursuant to Section 4 hereof and (ii) shall terminate as to the Remarketing Agent on the effective date of the removal of such Remarketing Agent pursuant to Section 4 hereof.

         11. Rate Agent's and Remarketing Agent's Performance: Duty of Care. The duties and obligations of the Rate Agent and Remarketing Agent hereunder shall be determined solely by the express provisions of this Remarketing Agreement and the Notes and the Indenture and, in the case of the Remarketing Agent, the applicable Remarketing Agency Agreement.

         12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

         13. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Notes are outstanding.

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         14. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of Merrill Lynch. The rights and obligations of Merrill Lynch hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and Merrill Lynch and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of any Notes merely because of such purchase.

         15. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

         16. Severability. If any provision of this Agreement shall be hold or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of tills Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         17. Counterparts. This Agreement my be simultaneously executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

         18. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties hereto.

         19. Notices. Unless otherwise specified, all communications hereunder shall be in writing or by telefax and, if to the Remarketing Agent, shall be mailed, transmitted by any standard form of telecommunication or delivered to the Remarketing Agent. All written notices shall be deemed to be validly given or made, if delivered by hand, when so delivered, or if railed when mailed registered or certified mail, return receipt requested and postage prepaid. All notices by telecommunication (including telephone) shall be deemed to be validly given or made when received. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to it at 411 Fayetteville Street, Raleigh, North Carolina 27601-1748, Attention Mark F. Mulhern, Treasurer, and if to the Remarketing Agent, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281-1209, Attention: Debt Syndicate, or to such other address as either of the above shall specify to the other in writing.

         20. Benefit. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or given any person other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof all of which shall be for the sole and exclusive benefit of the parties.

         IN WITNESS WHEREOF, each of the Company and Merrill Lynch has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                                     CAROLINA POWER & LIGHT COMPANY


                                     By:   /s/ Mark F. Mulhern
                                        --------------------
                                        Name:  Mark F. Mulhern
                                        Title: Vice President and Treasurer


                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED


                                     By:  /s/ Mary E. Ryan
                                          ----------------
                                        Authorized Signatory

                          REMARKETING AGENCY AGREEMENT


         REMARKETING AGENCY AGREEMENT, dated as of ___________________,________ (this "Agreement") by and between Carolina Power & Light Company (the "Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent"). The Remarketing Agent hereby agrees to attempt, on a reasonable efforts basis, to remarket the Notes described below (the "Notes") that have been tendered by the holders thereof for sale on ___________________,________ (the "Remarketing Reset Date") at a price equal to 100% of the aggregate principal amount so tendered.

         The Remarketing Agent will attempt, on a reasonable efforts basis, to remarket the validly tendered Notes at a price equal to 100% of the aggregate principal amount so tendered. There is no assurance that the Remarketing Agent will be able to remarket the entire principal amount of Notes tendered in a remarketing. The Remarketing Agent shall also have the option, but not the obligation, to purchase any tendered Notes at such price. The obligation of the Remarketing Agent to purchase tendered Notes from the tendering Noteholders will be subject to the termination events, as amended hereby, incorporated into this Agreement by reference to the Underwriting Agreement, dated as of October 25, 1999 (the "Underwriting Agreement"), and to the conditions set forth in Section 8 of the Remarketing Agreement.

         IF NO NEW REGISTRATION STATEMENT OR PROSPECTUS IS REQUIRED, INCLUDE THE
FOLLOWING: It is acknowledged and agreed that the Notes need not be further registered under the Securities Act of 1933, as amended (the "1933 Act"), and that, in connection with the remarketing of the Notes by the Remarketing Agent in accordance with the terms of the Remarketing Agreement dated October 28, 1999 (the "Remarketing Agreement"), no prospectus meeting the requirements of Section 10 of the 1933 Act need be delivered or filed pursuant to Rule 424 under the 1933 Act.

         It is understood that the Remarketing Agent may, in its discretion, deliver to purchasers and prospective purchasers, in connection with the remarketing, one or more forms of written communication describing the terms of the Notes (each a "Remarketing Memorandum"), the form of each of which shall be delivered to the Company not less than two Business Days prior to its use. Such Remarketing Memorandum shall be subject to the approval of the Company prior to its use by the Remarketing Agent, which approval shall not be unreasonably withheld or delayed.

         Section 12 of the Underwriting Agreement is hereby incorporated into this Agreement in its entirety and made applicable to the obligations of the Remarketing Agent to the extent applicable to any remarketing of the Notes, except that Section 12 is amended to allow for termination of this Agreement by the Remarketing Agent if the Company's representations and warranties therein are not accurate and correct at each relevant Remarketing Reset Date.

         EACH OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 7 OF THE ABOVE-REFERENCED REMARKETING AGREEMENT ARE ACCURATE AND CORRECT.

         All references contained in the Underwriting Agreement to the "Underwriter" shall be deemed to refer to the Remarketing Agent. All references to the "Notes" shall be deemed to refer to the Notes described below. All references to the "Closing Date" shall be deemed to refer to the Remarketing Reset Date. The terms "Registration Statement" and "Prospectus" shall be deemed to refer to the 1934 Act Documents and Remarketing Memorandum, if any, in each case as amended or supplemented to the date hereof and the Remarketing Reset Date, including the documents included in or incorporated by reference into such documents.

         IF A NEW REGISTRATION STATEMENT OR PROSPECTUS IS REQUIRED, INCLUDE THE
FOLLOWING: It is understood that a new registration statement or new prospectus is being filed by the Company in connection with the remarketing of the Notes (the "New Registration Statement" and/or "New Prospectus"). In connection therewith and with the remarketing of the Notes, the Underwriting Agreement (including the requirements therein relating to delivery of legal opinions, comfort letters and officers' certificates) hereby is incorporated into this Agreement in its entirety (except as modified below) and the Remarketing Agent shall be deemed to be acting as "Underwriter" thereunder. All references in the Underwriting Agreement to (i) the "Underwriter" shall be deemed to refer to the Remarketing Agent, (ii) the Underwriting Agreement shall be deemed to refer to the Remarketing Agency Agreement and (iii) the "Closing Date" shall be deemed to refer to the Remarketing Reset Date. To the extent the provisions of the Underwriting Agreement refer to the "Prospectus" or the "Registration Statement," such references shall be deemed to refer to the New Prospectus or the New Registration Statement as applicable, including all documents incorporated by reference therein. Section 12 of the Underwriting Agreement shall be amended to allow for the termination of this Agreement by the Remarketing Agent if the Company's representations and warranties therein are not accurate and correct in all material respects.

         All capitalized terms not otherwise defined in this Agreement have the respective meanings assigned thereto in the Notes, the form of which is attached hereto.

Company:                                               Carolina Power & Light Company

Remarketing Agent and Address:                         Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                                       Merrill Lynch World Headquarters
                                                       World Financial Center, North Tower, 26th Floor
                                                       New York, New York 10281-1209

Rate Agent and Address:                                [                                   ]

Title of Notes:                                        Extendible Notes due October 28, 2009

Principal Amount of Notes to be Purchased:             [                                   ]

Title of Indenture:                                    Indenture dated as of October ___, 1999 as further amended or supplemented from time to time by and between the
                                                       Company and the Trustee

Trustee:                                               The Chase Manhattan Bank

Current Ratings:

         Moody's Investors Service, Inc.:

         Standard & Poor's Ratings Services:


                           CERTAIN TERMS OF THE NOTES


Stated Maturity:                                       October __, 2009

Spread Determination Date:

Duration/Mode Determination Date:

Tender Notice Date:

Interest Reset Date:

Tender Date:

New Interest Rate:

                                     As determined by application of the
                                     provisions set forth in the attached form of the Notes on the

                                     LIBOR Determination Date or the Fixed Rate
                                     Determination Date, as applicable.

Spread:

Interest Payment Dates:

Subsequent Spread Period:

Redemption Provisions:               As set forth in the attached Prospectus
                                     Supplement dated __________________, ____,
                                     with the following terms specified for any
                                     optional redemption:__________________
                                     _____________________________________.

Beneficial Owner Tender Provisions:  As set forth in the attached Pricing
                                     Supplement dated ___________________. In
                                     the event that the Remarketing Agent fails to purchase all Notes validly tendered for purchase on the Remarketing Reset Date, then the Remarketing Agent shall promptly notify the Company and the Trustee of such failure.

Legal Opinion:                       If required to be delivered pursuant to
                                     this Agreement, the opinion required to be delivered by counsel to the Company pursuant to Section 9(c) of the Underwriting Agreement shall be modified to read as follows: "(iii) The Notes have been duly and validly authorized, executed and delivered and are legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and to general equitable principles and any implied covenant of good faith and fair dealing and are entitled to the benefits of the Note afforded by the Indenture; [three] global Notes registered in the name of CEDE & Co., a nominee of The
                                     Depository Trust Company ("DTC"), have been duly authenticated in accordance with the provisions of the Indenture, paid for and delivered to DTC; and the Underwriter will acquire the rights of a bona fide purchaser
                                     (as such terms are defined in the Uniform
                                     Commercial Code as in effect in the State of New York (the "UCC")) in any portion of the Notes transferred to the

                                     Underwriter by a prior owner thereof as
                                     recorded on the books of DTC, provided that
                                     (i) the portion of the Notes transferred is an authorized denomination of the Notes,
                                     (ii) the transfer is recorded on the books of DTC by a debit to the transferor's account with DTC and a credit to the Underwriter's account with DTC, (iii) the Underwriter makes payment to such transferor of value for such transfer and
                                     (iv) the Underwriter purchases such
                                     interest in good faith and without notice of any adverse claim, within the meaning of the UCC."

Form of Notes:                       Global certificate registered in the name
                                     of the nominee, which currently is CEDE &
                                     Co., of the depository of the Notes, which is DTC. The beneficial owners of the Notes are not entitled to receive definitive certificates representing their Notes, except under limited circumstances. A beneficial owner's ownership of a Note currently is recorded on or through the records of the brokerage firm or other entity that is a participant in DTC and that maintains such beneficial owner's account.

Purchase Price:                      100% of the principal amount of the Notes,
                                     payable to DTC for the beneficial owners of Tendered Notes.

Remarketing Fee:                     ____% of the principal amount of the Notes
                                     outstanding on each Remarketing Reset Date.

Closing: Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters World Financial Center, North Tower, 26th Floor New York, New York 10281-1209

         The foregoing terms are hereby confirmed and agreed to as of this day of October 1999.



                                     CAROLINA POWER & LIGHT COMPANY



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:



                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED



                                     By:
                                        ---------------------------------------
                                        Authorized Signatory